Exhibit 10.1.2

AMENDMENT NUMBER ONE TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment Number One to Amended and Restated Credit Agreement (this “Amendment”) is entered into as of August 6, 2013, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), on the one hand, and JACK COOPER HOLDINGS CORP., a Delaware corporation (“Parent”), and the Subsidiaries of Parent identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), and the undersigned Guarantors, on the other hand, in light of the following:

A.                                    Agent, Lenders, and Borrowers have previously entered into that certain Amended and Restated Credit Agreement, dated as of June 18, 2013 (as amended from time to time, the “Agreement”);

B.                                    Borrowers have requested a $25,000,000 Increase in the Revolver Commitments and the Maximum Revolver Amount pursuant to the accordion provision set forth in Section 2.14 of the Agreement, and the Lenders have agreed to such Increase.

C.                                    Borrowers desire to purchase certain assets (the “Purchased Assets”) and assume certain designated liabilities of Allied Systems Holdings, Inc. and certain of its Subsidiaries (collectively, “Allied”) in connection with the bankruptcy cases under chapter 11 of the Bankruptcy Code filed on May 17, 2012 in the United States Bankruptcy Court for the District of Delaware, as jointly administered under Case No. 12-11564 (CSS) (the “US Allied Bankruptcy Case”) and under Part IV of the Companies’ Creditors Arrangement Act filed on June 12, 2012 in the Ontario Superior Court of Justice (the “Canadian Bankruptcy Court”) as administered under Court File No. 12-CV-9757-00CL (the “Canadian Allied Bankruptcy Case”, and together with the US Allied Bankruptcy Case, collectively, the “Allied Bankruptcy Cases”).  Parent desires to enter into that certain Asset Purchase Agreement (“Allied Purchase Agreement”) dated on or about the date hereof with Allied setting forth the terms of such asset purchase and such assumption of designated liabilities (such purchase and such assumption and the transactions contemplated by the Allied Purchase Agreement, the “Allied Acquisition”).  The Lenders have agreed to consent to the Allied Acquisition on the conditions set forth in Section 3 below.

Agent, Lenders and Borrowers have agreed to amend the Agreement and grant consent to the Allied Acquisition as set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Agent, Lenders and Borrowers hereby agree as follows:

1.                                      DEFINITIONS.  All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

2.                                      AMENDMENTS.

(a)                                 The cover page of the Agreement is hereby amended by deleting the reference to “Agent” therein and replacing such reference with “Lead Arranger, Sole Bookrunner, and Administrative Agent”.

(b)                                 Schedule 1.1 of the Agreement is hereby amended by adding the following new definitions in alphabetical order:

“Allied Acquisition” means the purchase by Parent or a Designated Purchaser (as defined in Section 12.8(b) of the Allied Purchase Agreement) of certain assets and the assumption by Parent or a Designated Purchaser of certain designated liabilities of Allied Systems Holdings, Inc. and certain of its Subsidiaries (collectively, “Allied”) in connection with the bankruptcy cases under chapter 11 of the Bankruptcy Code filed on May 17, 2012 in the United States Bankruptcy Court for the District of Delaware, as jointly administered under Case No. 12-11564 (CSS) and, if the Purchased Assets include assets subject to such jurisdiction, under Part IV of the Companies’ Creditors Arrangement Act filed on June 12, 2012 in the Ontario Superior Court of Justice pursuant to the Allied Purchase Agreement.

“Allied Purchase Agreement” that certain Asset Purchase Agreement dated on or about the First Amendment Effective Date between Parent and Allied with respect to the Allied Acquisition, as in effect on or about the First Amendment Effective Date and amended, modified, supplemented or as the conditions thereunder may be waived from time to time pursuant to the terms therein in a manner not materially adverse to Agent or the Lenders.

“Availability Block” means (a) $10,000,000 so long as any Permitted MSD Indebtedness is outstanding or MSD has any commitment to extend credit resulting in the incurrence of Permitted MSD Indebtedness and (b) otherwise, $0; provided, the Availability Block set forth in clause (a) shall automatically be reduced by the aggregate amount of all payments of principal of Permitted MSD Indebtedness.

“First Amendment Effective Date” means August 6, 2013.

“MSD” means MSDC Management, L.P., MSD Credit Opportunity Fund, L.P., or any of their Affiliates.

“MSD-WFCF Intercreditor Agreement” means an intercreditor agreement between Agent and MSD with respect to Permitted MSD Indebtedness on terms acceptable to Agent.

“Permitted MSD Indebtedness” means Indebtedness incurred by Parent or any of its Subsidiaries to MSD for the sole purpose of financing the Allied Acquisition and to pay related fees and expenses in an aggregate principal amount not to exceed $100,000,000 and otherwise on terms and conditions reasonably acceptable to Agent (including, but not limited to, being subject to the MSD-WFCF Intercreditor Agreement) (it being agreed that the terms and conditions set forth in that certain commitment letter dated on or about August 6, 2013 between Parent and MSDC Credit Opportunity Fund, L.P., are reasonably acceptable to Agent), as the terms of such Indebtedness pursuant to the definitive loan documentation may be amended, modified or changed in a manner that is not prohibited by the terms of the MSD-WFCF Intercreditor Agreement.

(c)                                  Schedule 1.1 of the Agreement is hereby amended by deleting the definitions of “Additional Notes” and “Maximum Revolver Amount” therein in their entirety and replacing them with the following:

“Additional Notes” means additional notes up to an aggregate principal amount of the sum of (x) $30,000,000, plus (y) in lieu of the Permitted MSD Indebtedness, $100,000,000 and, in each case, so long as (i) such notes are issued pursuant to the terms set forth in the Notes Indenture as of the Closing Date and (ii) no Event of Default has occurred and is continuing or would result therefrom.

“Maximum Revolver Amount” means $100,000,000, decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of the Agreement.

(d)                                 The definition of “Applicable Margin” in Schedule 1.1 of the Agreement is hereby amended by (i) deleting each reference to “$50,000,000” therein and replacing each such reference with “66% of the Maximum Revolver Amount” and (ii) deleting each reference to $25,000,000 therein and replacing each such reference with “33% of the Maximum Revolver Amount”.

(e)                                  The definition of “Applicable Unused Line Fee Percentage” in Schedule 1.1 of the Agreement is hereby amended by deleting each reference to “$37,500,000” therein and replacing each such reference with “50% of the Maximum Revolver Amount”.

(f)                                   The definition of “Defaulting Lender” in Schedule 1.1 of the Agreement is hereby amended by deleting the reference to “on the date that it is required to do so under the Agreement” in clause (a) therein and replacing such reference with “within 1 Business Day of the date that it is required to do so under the Agreement”.

(g)                                  The definition of “Permitted Acquisition” in Schedule 1.1 of the Agreement is hereby amended by deleting the reference to “$17,500,000” in clause (e) therein and replacing such reference with “20% of the Maximum Revolver Amount.”

(h)                                 The definition of “Permitted Indebtedness” in Schedule 1.1 of the Agreement is hereby amended by deleting the “and” at the end of clause (t) therein, deleting the period at the end of clause (u) therein and replacing such period with “,” and adding the following new clauses (v) and (w) as follows:

“(v)                           Permitted MSD Indebtedness and any Refinancing Indebtedness in respect thereof, and

(w)                               to the extent constituting Indebtedness, certain designated liabilities assumed in connection with the Allied Acquisition.”

(i)                                     The definition of “Permitted Liens” in Schedule 1.1 of the Agreement is hereby amended by deleting the “and” at the end of clause (bb) therein, deleting the period at the end of clause (cc) therein and replacing such period with “,” and adding the following new clauses (dd) and (ee) as follows:

“(dd)                    Liens in favor of MSD, any of its successors and assigns as holders of Permitted MSD Indebtedness, and any collateral agent, trustee or other representative holding Liens on behalf of any such Person to secure Permitted MSD Indebtedness and any Refinancing Indebtedness in respect thereof, subject to the terms of the MSD-WFCF Intercreditor Agreement, and

(ee)                            Permitted Encumbrances (as defined in the Allied Purchase Agreement).”

(j)                                    The definition of “Refinancing Indebtedness” in Schedule 1.1 of the Agreement is hereby amended by deleting the reference to “Note Obligations” immediately prior to clause (a) therein and replacing such reference with “Note Obligations or any Permitted MSD Indebtedness”, deleting the “and” at the beginning of clause (y) therein, deleting the period at the end of clause (y) therein and replacing such period with “, and”, and adding the following new clause (z) to the end of such definition:

“(z) in the case of any Permitted MSD Indebtedness, refinancings, renewals, replacements, defeasements or extensions thereof so long as such transaction is consummated in accordance with the MSD-WFCF Intercreditor Agreement.”

(k)                                 Clause (a)(ii)(A) of Section 2.1 of the Agreement is hereby amended by deleting such clause and replacing it with the following;

“(A)                         the Maximum Revolver Amount less the sum of (1) the Letter of Credit Usage at such time, plus (2) the Availability Block, plus (3) the principal amount of Swing Loans outstanding at such time, and”

(l)                                     Section 2.10 of the Agreement is hereby amended by adding a new clause (c) to the end of such section as follows:

“(c)                            for the account of Agent, audit, appraisal, and valuation fees and charges as follows: (i) a fee of up to $1,000 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrowers performed by personnel employed by Agent, (ii) if implemented, a fee of $1,000 per day, per applicable individual, plus out of pocket expenses for the establishment of electronic collateral reporting systems, and (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers or their Subsidiaries, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to assess Borrowers’ or their Subsidiaries’ business valuation; provided, however, that so long as no Event of Default shall have occurred and be continuing, Borrowers shall not be obligated to reimburse Agent for more than 2 audits during any calendar year, or more than 1 full appraisal and 3 desktop appraisals of the Collateral during any calendar year.”

(m)                             Clause (b)(iii) of Section 2.11 of the Agreement is hereby amended by deleting such clause and replacing it with the following:

“(iii)                         the Letter of Credit Usage would exceed the Maximum Revolver Amount less the Availability Block less the outstanding amount of Advances (including Swing Loans).”

(n)                                 Each of Section 2.11(k), 2.12(b)(ii), 2.12(d)(i), 2.13(a), and 16.1 of the Agreement is hereby amended by adding the following sentence to the end of such sections as follows:

“This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.”

(o)                                 Section 5.7 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“5.7                         Inspection.  Permit Agent, any Lender, and each of their duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to conduct appraisals and valuations, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Agent or any Lender, as applicable, may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to Administrative Borrower.  The Loan Parties’ reimbursement obligations under this Section 5.7 shall be subject to Section 2.10.”

(p)                                 Clause (a)(i) of Section 6.7 of the Agreement is hereby amended by deleting the “or” immediately preceding the “(F)” therein and adding the following clause at the end thereof:

“(G) Refinancing Indebtedness in respect of the Permitted MSD Indebtedness, or”

(q)                                 Clause (b)(i)(D) of Section 6.7 of the Agreement is hereby amended by deleting such clause and replacing it with the following:

“(D)                         the Notes Obligations or any Permitted MSD Indebtedness, except to the extent any such amendment, modification, or change is not prohibited by the terms of the Intercreditor Agreement or the MSD-WFCF Intercreditor Agreement, as applicable, and”

(r)                                    Section 15.7 of the Agreement is hereby amended by deleting the reference “shall be obligated to pay to Agent such Lender’s ratable thereof” therein and replacing such reference with “shall be obligated to pay to Agent such Lender’s ratable share thereof”.

(s)                                   Section 17.9 of the Agreement is hereby amended by (1) deleting the reference to “so long as such authorities are informed of the confidential nature of such information” in clause (iii) therein and (2) adding the reference “, in Agent’s or such Lender’s reasonable judgment, as applicable,” immediately after each reference to “shall be limited to the portion of the Confidential Information as” in each of clauses (iv) and (vi) therein.

(t)                                    The Agreement is hereby amended by deleting the existing Schedule C-1 in its entirety and replacing it with the schedule attached hereto as Exhibit A.

3.                                      CONSENT.

(a)                                 Pursuant to Section 6.11 of the Agreement, the Loan Parties are not permitted to directly or indirectly make or acquire any Investment other than Permitted Acquisitions and other Permitted Investments.  Notwithstanding such prohibition, Borrowers have requested the Lender Group consent to the Allied Acquisition.  The Lender Group hereby consents to the Allied Acquisition subject to the satisfaction of each of the following:

(i)                                     (A) Borrowers acquire all right, title and interest in the Purchased Assets free and clear of all liens, claims, interests and encumbrances pursuant to section 363 of the Bankruptcy Code (other than with respect to liens permitted under clause (ee) of the definition of Permitted Liens), (B) an order approving the Allied Acquisition, in form and substance reasonably acceptable to Agent (a “363 Sale Order”), is entered in the US Allied Bankruptcy Case and, if the Purchased Assets include assets subject to the jurisdiction of the Canadian Bankruptcy Court, the Canadian Allied Bankruptcy Case approving the Allied Acquisition free and clear of liens, claims, interests and encumbrances (other than with respect to Liens permitted under clause (ee) of the definition of Permitted Liens), (C) the Allied Acquisition is conducted pursuant to a process in the Allied Bankruptcy Cases that is reasonably acceptable to Agent in all material aspects (including notice to interested parties, the bidding procedures, an auction, and the facts and evidence supporting a finding that the Allied Acquisition was in “good faith” pursuant to section 363(m) of the Bankruptcy Code), (D) as of the closing of the Allied Acquisition, the 363 Sale Order with respect to the US Allied Bankruptcy Case and, if applicable, the 363 Sale Order with respect to the Canadian Allied Bankruptcy Case, are in full force and effect and shall not be stayed, and shall not have been vacated, reversed, modified or amended without the written consent of Agent except to the extent the 363 Sale Order is amended or modified, such amendment or modification is reasonably acceptable to Agent and Lenders, and (E) the 363 Sale Order with respect to the US Allied Bankruptcy Case includes findings supported by evidence that the 363 Sale qualifies as a “good faith” transaction under section 363(m) of the Bankruptcy Code;

(ii)                                  Borrowers shall have complied with clauses (a), (b) (allowing for any Permitted MSD Indebtedness), (g) (other than the notice requirement), and (j) (allowing for non-U.S. Purchased Assets to be purchased by a “Designated Purchaser” as defined in the Allied Purchase Agreement) of the definition of “Permitted Acquisition” with respect to the Allied Acquisition;

(iii)                               Borrowers shall provide Agent with their due diligence package relative to the Allied Acquisition, including forecasted pro forma balance sheets, profit and loss statements, and cash flow statements of Parent and its Subsidiaries combined with the Purchased Assets, all prepared on a basis consistent with Parent’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the 5-year period following the date of the proposed Allied Acquisition, on a month by month basis for the first 1st year and an annual basis thereafter for the succeeding 4 years), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent;

(iv)                              Borrowers shall have pro forma Excess Availability after consummation of the Allied Acquisition (such calculation shall not include any Purchased Assets unless Agent has received results satisfactory to it in its Permitted Discretion of an appraisal and field exam of such assets) of at least $20,000,000;

(v)                                 [Reserved];

(vi)                              prior to the inclusion of any Purchased Assets in the Borrowing Base, completion by Agent of a field exam and appraisal of such assets, the results of which shall be satisfactory to Agent in its Permitted Discretion;

(vii)                           the Purchased Assets (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States, Canada, or Mexico;

(viii)                        the cash purchase consideration payable in respect of the Allied Acquisition (including deferred payment obligations but excluding any assumed designated liabilities) shall not exceed $125,000,000; and

(ix)                              the Allied Acquisition is consummated no later than December 31, 2013.

(b)                                 Notwithstanding that the Allied Acquisition is not a Permitted Acquisition pursuant to the terms of the Agreement, so long as the foregoing conditions are met, for purposes of the definition of “EBITDA”, the Agent and Lenders hereby agree that such acquisition shall be deemed a “Permitted Acquisition”.  For the avoidance of doubt, the purchase of assets in connection with the Allied Acquisition shall not be deemed to be “unfinanced Capital Expenditures” for purposes of the calculation of the Fixed Charge Coverage Ratio.

(c)                                  Such consents provided for herein are limited to the specifics hereof, shall not apply with respect to any request for consent not specifically mentioned herein, or any other facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Agreement and shall not be a practical construction, course of conduct or course of performance under the Agreement or under the Loan Documents.

4.                                      JOINDER OF ADDITIONAL LENDER.  Barclays Bank PLC (“Additional Lender”) desires to become a Lender pursuant to the terms of the Agreement and in connection with the increase in the Revolver Commitments set forth herein.  Accordingly, the parties hereto agree as follows:

(a)                                 Additional Lender hereby acknowledges, agrees and confirms that, by its execution of this Amendment, Additional Lender will be deemed to be a party to the Agreement and a “Lender” for all purposes of the Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Lender thereunder as fully as if it has executed the Agreement and the other Loan Documents.  Additional Lender hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in this Amendment, the Agreement and in the Loan Documents which are binding upon the Lenders, including, without limitation all of the authorizations of the Lenders set forth in Section 15 of the Agreement, as supplemented or modified from time to time in accordance with the terms thereof.

(b)                                 Additional Lender agrees that, at any time and from time to time, upon the written request of Agent, it will execute and deliver such further documents and do such further acts and things as Agent may reasonably request in order to effect the purposes of the Agreement and this Section 4.

(c)                                  Upon becoming a Lender under the Loan Documents and after giving effect hereto, Additional Lender’s Revolver Commitment under the Loan Documents shall be as set forth in the revised Schedule C-1 attached hereto as Exhibit A.

(d)                                 Additional Lender (i) acknowledges it has received a copy of the Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision, and (ii) agrees that it will, independently and without reliance on Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

5.                                      REPRESENTATIONS AND WARRANTIES.

(a)                                 Each Borrower hereby affirms to Agent and Lenders that all of such Borrower’s representations and warranties set forth in the Agreement, after giving effect to this Amendment, are true, complete and accurate in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date).

(b)                                 Each Borrower and Guarantor represents and warrants (i) it has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended hereby) to which it is a party and (ii) the execution, delivery and performance by each Borrower and Guarantor of this Amendment has been duly approved by all necessary corporate action and does not (A) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change.

(c)                                  Each Borrower and Guarantor represents and warrants this Amendment (i) has been duly executed and delivered by such Borrower or Guarantor, (ii) is the legal, valid and binding obligation of such Borrower or Guarantor, enforceable against such Borrower or Guarantor in accordance with its terms, and is in full force and effect, except to the extent that (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or general principles of equity or (B) the availability of the remedies of specific performance or injunctive relief are subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) does not and will not violate any material provision of the Governing Documents of any Loan Party or its Subsidiaries.

6.                                      NO DEFAULTS.  Each Borrower hereby affirms to Agent and the Lenders that no Default or Event of Default has occurred and is continuing as of the date hereof.

7.                                      CONDITIONS PRECEDENT.  The effectiveness of this Amendment is expressly conditioned upon receipt by Agent of each of the following in form and substance satisfactory to Agent:

(a)                                 a fully executed copy of (i) this Amendment executed by the Borrowers, Guarantors, Agent and the Lenders and (ii) an Amended and Restated Fee Letter executed by the Borrowers and Agent, and

(b)                                 a commitment fee in the amount of $62,500 for the account of Additional Lender, which fee is non-refundable and due and payable in full as of the date first set forth above.

8.                                      ACKNOWLEDGEMENT.  Each Borrower and Guarantor hereby acknowledges and reaffirms (a) all of its obligations and duties under the Loan Documents, and (b) that Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral (other than (i) in respect of Vehicles that are subject to a certificate of title and as to which Agent has elected not to note its Lien on the applicable certificate of title), (ii) Commercial Tort Claims and letter-of-credit rights that are not required to be perfected by the terms of the Security Agreement and (iii) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 6.11 of the Agreement).

9.                                      COSTS AND EXPENSES.  Borrowers shall pay to Agent all of Agent’s reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

10.                               LIMITED EFFECT.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.  In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

11.                               COUNTERPARTS; EFFECTIVENESS.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original.  All such counterparts, taken together, shall constitute but one and the same Amendment.  This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto and satisfaction of each of the other conditions precedent set forth in Section 7 hereof.  This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally.

12.                               CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE.  Section 12 of the Agreement is incorporated herein by reference mutatis mutandis.

13.                               REAFFIRMATION OF GUARANTIES.  Each of the undersigned Guarantors hereby reaffirms and agrees that (a) the Guaranty and the Loan Documents to which it is a party shall remain in full force and effect (including, without limitation, any security interests granted therein) after this Amendment is consummated as if consummated contemporaneously therewith, (b) nothing in the Loan Documents to which it is a party obligates Agent or the Lenders to notify such Guarantor of any changes in the financial accommodations made available to the Loan Parties or to seek reaffirmations of the Loan Documents to which such Guarantor is a party; and (c) no requirement to so notify such Guarantor or to seek such Guarantor’s reaffirmation in the future shall be implied by this Section 13.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability company,
as Agent and a Lender

By:	/s/ Brandi Whittington
Name:	Brandi Whittington
Title:	Assistant Vice President

Amendment Number One to Amended and Restated Credit Agreement

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Noam Azachi
Name:	Noam Azachi
Title:	Vice President

Amendment Number One to Amended and Restated Credit Agreement

JACK COOPER HOLDINGS CORP.,
a Delaware corporation

By:	/s/ Michael S. Testman
Title:	Michael S. Testman
Name:	Chief Financial Officer

JACK COOPER TRANSPORT COMPANY, INC.,
a Delaware corporation

By:	/s/ Michael S. Testman
Title:	Michael S. Testman
Name:	Chief Financial Officer

PACIFIC MOTOR TRUCKING COMPANY,
a Missouri corporation

By:	/s/ Michael S. Testman
Title:	Michael S. Testman
Name:	Chief Financial Officer

AUTO HANDLING CORPORATION,
a Delaware corporation

By:	/s/ Michael S. Testman
Title:	Michael S. Testman
Name:	Chief Financial Officer

JACK COOPER LOGISTICS, LLC,
a Delaware limited liability company

By:	/s/ Michael S. Testman
Title:	Michael S. Testman
Name:	Chief Financial Officer

Amendment Number One to Amended and Restated Credit Agreement

JACK COOPER SPECIALIZED TRANSPORT, INC.,
a Delaware corporation,
as a Guarantor

By:	/s/ Michael S. Testman
Title:	Michael S. Testman
Name:	Chief Financial Officer

AUTO EXPORT SHIPPING, INC.,
a New Jersey corporation,
as a Guarantor

By:	/s/ Michael S. Testman
Title:	Michael S. Testman
Name:	Chief Financial Officer

Amendment Number One to Amended and Restated Credit Agreement

EXHIBIT A

Schedule C-1

Commitments

Lender	Revolver Commitment	Total Commitment
WELLS FARGO CAPITAL FINANCE, LLC	$75,000,000	$75,000,000
BARCLAYS BANK PLC	$25,000,000	$25,000,000
All Lenders	$100,000,000	$100,000,000